Compliance Manual

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CODE OF BUSINESS CONDUCT AND ETHICS

Code of Business Conduct and Ethics Revised June 2025
Pzena Investment Management, LLC

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Dear Colleagues/Associates:
The good name and reputation of Pzena Investment Management, LLC and its subsidiaries
(collectively, the "Company") are a result of the dedication and hard work of all of us. Together, we are responsible for preserving and enhancing this reputation, a task that is fundamental to our continued well-being.
Our goal is not just to comply with the laws and regulations that apply to our business; we also strive to abide by the highest standards of business conduct.
Set forth in the succeeding pages is the Company's Code of Business Conduct and Ethics ("the
Code"). The purpose of the Code is to reinforce and enhance the Company's ethical way of doing business and, in particular, to provide regulations and procedures consistent with the Investment Company Act of 1940 and the Investment Advisers Act of 1940. The contents of the Code are not new, however. The policies set forth here are part of the Company's long-standing tradition of ethical business standards.
All employees, officers and directors are expected to comply with the policies set forth in the
Code. Read the Code carefully and make sure that you understand it, the consequences of non-compliance, and the Code’s importance to the success of the Company. If you have any questions, speak to the Chief
Compliance Officer or any of the alternate Compliance Officers identified in the Code.
The Code should be viewed as the minimum requirements for conduct. The Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise; for that we must ultimately rely on each person's good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. When in doubt about the advisability or propriety of a particular practice or matter, please confer with the Legal and/or Compliance departments.
We at the Company are committed to providing the best and most competitive services to our clients. Adherence to the policies set forth in the Code will help us achieve that goal.
Sincerely,
Richard S. Pzena

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Table of Contents
Page
PUTTING THIS CODE OF BUSINESS CONDUCT AND ETHICS TO WORK1
About this Code of Business Conduct and Ethics1
Purpose1
Employee Provisions2
Implementation2
Definitions4
RESPONSIBILITY TO OUR ORGANIZATION5
Conflicts of Interest5
Prohibited Transactions with Respect to Non-Company Securities6
Employee Trading Exceptions with Respect to Non-Company Securities7
Exempt Transactions7
Pre-Clearance Requirement8
Reporting Requirements9
Other Prohibitions11
Company Disclosures13
Review13
Reporting Violations13
Background Checks14
Sanctions14
Required Records14
Record Retention15
Waivers of this Code15
Corporate Opportunities15
Protection and Proper Use of Company Assets16
Client Information16
Portfolio Company Information16
Company Information16
INSIDER TRADING17
FAIR DEALING17
Antitrust Laws17
Conspiracies and Collaborations Among Competitors17
Distribution Issues18
Penalties19
Gathering Information About the Company's Competitors19
RESPONSIBILITY TO OUR PEOPLE20
Equal Employment Opportunity20
Non-Discrimination Policy20

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Anti-Harassment Policy20
Individuals and Conduct Covered20
Retaliation20
Reporting an Incident of Harassment, Discrimination or Retaliation20
Leave Policies21
Safety in the Workplace21
Weapons and Workplace Violence21
Drugs and Alcohol21
INTERACTING WITH GOVERNMENT21
Prohibition on Gifts to Government Officials and Employees21
Political Contributions and Activities22
Lobbying Activities22
Bribery of Foreign Officials22
Amendments and Modifications23
Form ADV Disclosure23
Employee Certification23

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PUTTING THIS CODE OF BUSINESS CONDUCT AND ETHICS TO WORK
About this Code of Business Conduct and Ethics
We at the Company are committed to the highest standards of business conduct in our relationships with each other and with our clients, suppliers, and others. This requires that we conduct our business in accordance with all applicable laws and regulations and in accordance with the highest standards of business conduct. The
Company's Code of Business Conduct and Ethics (this "Code") helps each of us in this endeavor by providing a statement of the fundamental principles and key policies and procedures that govern the conduct of our business.
Furthermore, this Code sets out procedures for compliance by the Company, a registered investment adviser to separately managed advisory accounts including registered investment companies (the "Funds") as well as unregistered funds and other private accounts, with Rule 17j-1 under the Investment Company Act of 1940, as amended, Rule 204A-1 and Rule 204-2 under the Investment Advisers Act of 1940, as amended (hereinafter, the Investment Company Act of 1940 and the Investment Advisers Act of 1940 shall collectively be referred to as the "1940 Acts" and Rule 17j-1, Rule 204A-1 and Rule 204-2 shall be collectively referred to as the "Rules").
This Code is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company's advisory accounts may breach their fiduciary duties, and to avoid and regulate situations that may give rise to conflicts of interest that the Rules address.
This Code is based on the principle that the Company owes a fiduciary duty to clients, to ensure that its employees conduct their Personal Security Transactions (as defined below) in a manner that does not interfere with clients’ transactions or otherwise take unfair advantage of the Company’s relationship to its clients. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of the client first; (2) the requirement that all Personal Security Transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions; and (4) the requirement that investment personnel comply with applicable federal securities laws. Our business depends on the reputation of all of us for integrity and principled business conduct. Thus, in many instances, the policies referenced in this Code go beyond the requirements of the law.
Honesty and integrity are required of the Company and its employees, officers and directors at all times. The standards herein should be viewed as the minimum requirements for conduct. All employees, officers and directors of the Company are encouraged and expected to go above and beyond the standards outlined in this
Code in order to provide clients with top level service while adhering to the highest ethical standards.
This Code is a statement of policies for individual and business conduct and does not, in any way, constitute an employment contract or an assurance of continued employment. Employees of the Company are employed at-
will, except when covered by an express, written employment agreement. This means that employees may choose to resign their employment at any time, for any reason or for no reason at all. Similarly, the Company may choose to terminate employees’ employment at any time, for any legal reason or for no reason at all, but not for an unlawful reason.
Purpose

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The purpose of this Code is to reinforce and enhance the Company's ethical way of doing business and, in particular, to provide regulations and procedures consistent with the 1940 Acts and the Rules. As required by
Rule 204A-1, this Code sets forth standards of conduct, requires compliance with the federal securities laws and addresses personal trading. In addition, this Code is designed to give effect to the general prohibitions set forth in Rule 17j-1(b), to wit:
"It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:
(i)To employ any device, scheme or artifice to defraud the Fund;
(ii)To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
(iii)To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or
(iv)To engage in any manipulative practice with respect to the Fund.”
Employee Provisions
All Access Persons are required to file reports of their Personal Security Transactions (as defined below), excluding exempted securities, as provided in the "Pre-Clearance Requirement" and “Reporting Requirements”
sections below and, if they wish to trade in the same securities as any of the Company's advisory accounts, must comply with the specific procedures in effect for such transactions.
The reports of employees will be reviewed and compared with the activities of the Company's advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Company's Chief Compliance Officer (the "CCO"), who will make appropriate inquiries and decide what action, if any, is then appropriate, including escalation to the Company's management as needed.
Implementation
In order to implement this Code, a CCO and one or more alternate Compliance Officers (each, an "Alternate")
shall be designated from time to time for the Company. The current CCO is Steven M. Coffey, and the current
Alternates are Jacques Pompy and Bill Zois.
The duties of the CCO and each Alternate shall include:
(i)Continuous maintenance of a current list of Access Persons as defined herein;

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(ii)Furnishing all employees with a copy of this Code, and initially and periodically informing them of their duties and obligations thereunder;
(iii)Training and educating employees regarding this Code and their responsibilities hereunder;
(iv)Maintaining, or supervising the maintenance of, all records required by this Code;
(v)Maintaining a list of the Funds that the Company advises or subadvises;
(vi)Determining with the assistance of an Approving Officer (as defined below) whether any particular Personal Security Transaction should be exempted pursuant to the provisions of the sections titled "Conflicts of Interest" or "Prohibited Transactions" of this Code;
(vii)Determining with the assistance of an Approving Officer whether special circumstances warrant that any particular security or Personal Security Transaction be temporarily or permanently restricted or prohibited;
(viii)Maintaining, from time to time as appropriate, a current list of the securities that are restricted or prohibited pursuant to (vii) above;
(ix)Issuing any interpretation of this Code that may appear consistent with the objectives of the Rules and this Code;
(x)Conducting such inspections or investigations as shall reasonably be required to detect and report violations of this Code, as described in paragraphs (xi) and (xii) below, to the
Company's management;
(xi)Submitting periodic reports to the Company's management containing: (A) a description of any material violation by any non-executive employee of the Company and the sanction imposed; (B) a description of any violation by any director or executive officer of the
Company and the sanction imposed; (C) interpretations issued by and any material exemptions or waivers found appropriate by the CCO; and (D) any other significant information concerning the appropriateness of this Code; and
(xii)Submitting a report at least annually to the Executive Committee of Pzena Investment
Management, LLC (the "Executive Committee") that: (A) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (B) identifies the violations described in clauses (A) and (B) of the preceding paragraph (xi); (C) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code, evolving industry practices or developments in applicable laws or regulations; and (D) reports of efforts made with

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respect to the implementation of this Code through orientation and training programs and ongoing reminders.
Each of us is responsible for knowing and understanding the policies and guidelines contained in the following pages. If persons have questions, please ask them; if they have ethical concerns, please raise them. The CCO, who is responsible for overseeing and monitoring compliance with this Code, and the other resources set forth in this Code are available to answer questions and provide guidance and for persons to report suspected misconduct. Our conduct should reflect the Company's values, demonstrate ethical leadership, and promote a work environment that upholds the Company's reputation for integrity, ethical conduct and trust.
Copies of this Code are available from the CCO and on the Company's website. A statement of compliance with this Code must be completed by all officers, directors and employees on an annual basis.
This Code cannot provide definitive answers to all questions. If employees have questions regarding any of the policies discussed in this Code or if employees are in doubt about the best course of action in a particular situation, employees should seek guidance from a supervisor, the CCO or the other resources identified in this
Code.
This Code is a statement of the fundamental principles and key policies and procedures that govern the conduct of the Company's business. It is not intended to and does not create any obligations to or rights in any employee, director, client, supplier, competitor, or any other person or entity.
Definitions
For purposes of this Code:
(i)"Access Person(s)" means any employee, officer, or director (provided that directors may rebut the presumption of access established under Rule 17j-1(a)(1) by way of certification)
of the Company. Contractors, interns, and other temporary staff are not generally included; however, we seek separate confidentiality representations from such persons.
(ii)"Approving Officer" means Richard S. Pzena, John P. Goetz, Ben Silver, Allison Fisch, or
designee.
(iii)A security is "being considered for purchase or sale" when, subject to the Company's systematic buy/sell discipline as described in its Form ADV and client and prospect presentations, (i) a recommendation to purchase or sell that security has been made by the Company to an advisory account (e.g., the Portfolio Manager has instructed Portfolio
Administration to begin preparing orders) or (ii) the Portfolio Manager is seriously considering making such a recommendation.
(iv)"Beneficial Ownership" means any interest by which an employee or officer or any member of such person's “immediate family” (which, for purposes of this Code includes a spouse or civil partner (wherever they may live), dependent child or stepchild (wherever they may live), or parent, sibling or other relative by blood or marriage living in the same household as the employee) can directly or indirectly derive a monetary benefit from the purchase,

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sale or ownership of a security. Thus, a person may be deemed to have Beneficial
Ownership of Securities held in accounts in such person's own name, such person's spouse’s name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control1, including trust accounts, partnership accounts, corporate accounts or other joint ownership or pooling arrangements; provided however, that with respect to spouses, a person shall no longer be deemed to have Beneficial Ownership of any accounts not held jointly with his or her spouse if the person and the spouse are legally separated or divorced and are not living in the same household.
1 In accordance with foreign regulations, this would include, without limitation, any security with which the Access Person is linked as a result of: (i) directly or indirectly controlling the security (in particular, but without limitation, by way of (i) having a majority of the voting rights in that security; or (ii) by being a shareholder in that security and having rights to appoint or remove a majority of the relevant Board, or to exercise a dominant influence over it under a shareholders’ agreement); or (ii) having a participating interest in the security, by holding, directly or indirectly, at least 20% or more of the voting rights or capital.
(v)"Exempt Transactions" means the transactions described in the section hereof titled
"Exempt Transactions."
(vi)"Personal Security Transaction" means, for any employee or officer, a purchase, sale, gifting or donation of a security in which such person has, had, or will acquire a Beneficial
Ownership.
(vii)"Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a security or participation in a tender offer. In addition, the "sale of a security" also includes the disposition by a person of that security by donation or gift. On the other hand, the acquisition by a person of a security by inheritance or gift is not treated as a "purchase"
of that security under this Code as it is an involuntary purchase that is an Exempt
Transaction under clause (iii) of the section titled "Exempt Transactions" below.
(viii)"Security" shall mean any common stock, preferred stock, treasury stock, single stock future, exchange traded fund or note, hedge fund, mutual fund, private placement, limited partnership interest, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, transferable share, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group of securities
(including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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RESPONSIBILITY TO OUR ORGANIZATION
Company employees, officers and directors are expected to dedicate their best efforts to advancing the
Company's interests and to make decisions that affect the Company based on the Company's best interests, independent of outside influences.
Conflicts of Interest
A conflict of interest occurs when employees’ private interests interfere, or even appear to interfere, with the interests of the Company. A conflict situation may arise when employees take actions or have interests that make it difficult for employees to perform Company work objectively and effectively. Each employee’s obligation to conduct the Company's business in an honest and ethical manner includes the ethical handling of actual, apparent and potential conflicts of interest between personal and business relationships. This includes full disclosure of any actual, apparent or potential conflicts of interest as set forth below.
As a fiduciary, the Company has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. Compliance with this duty can be achieved by avoiding conflicts of interest or, when impracticable to do so, by fully disclosing all material facts concerning any conflict that does arise with respect to any client and following appropriate procedures designed to minimize any such conflict. Employees must try to avoid situations that have even the appearance of conflict or impropriety. Potential conflicts of interest should be brought to the attention of the CCO, who will determine whether further action is warranted (e.g., escalating such issues to the Risk Management Committee and/or Executive Committee, and/or recommending policy changes or additional disclosure).
(i)Conflicts of interest may arise where the Company or its employees have reason to favor the interests of one client over another client. Favoritism of one client over another client constitutes a breach of fiduciary duty.
(ii)Employees are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by
Personal Security Transactions also are addressed more specifically below.
(iii)If the Company determines that an employee’s Beneficial Ownership of a Security presents a material conflict, the employee may be restricted from participating in any decision-making process regarding the security. This may be particularly true in the case of proxy voting, and employees are expected to refer to and strictly adhere to the
Company’s proxy voting policies and procedures in this regard.
(iv)Employees are required to act in the best interests of the Company’s clients regarding execution and other costs paid by clients for brokerage services. Employees are expected to refer to and strictly adhere to the Company’s Best Execution policies and procedures.
(v)Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property, except securities issued by the client.

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Employees, officers and directors are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. The Company’s Insider Trading Policy is hereby incorporated by reference and employees, officers and directors are required to comply with the provisions therein.
Prohibited Transactions with Respect to Non-Company Securities
(i)No Access Person or any member of such Access Person's immediate family may enter into a Personal Security Transaction for any security, or related security (e.g., derivatives, convertible instruments, corporate bonds), with actual knowledge that, at the same time, such security is "being considered for purchase or sale" by advisory accounts of the
Company, or that such security is the subject of an outstanding purchase or sale order by advisory accounts of the Company except as provided below in the section titled
"Employee Trading Exceptions";
(ii)Except under the circumstances described in the section below titled "Employee Trading
Exceptions," no Access Person or any member of such Access Person's immediate family shall purchase or sell any security, or related security, within one business day before or after the purchase or sale of that security by advisory accounts of the Company;
(iii)No Access Person or any member of such Access Person’s immediate family shall be permitted to effect a short-term trade (i.e., to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) involving the same or equivalent securities;
(iv)No Access Person or any member of such Access Person’s immediate family is permitted to enter into a Personal Security Transaction for any security that is named on a Prohibited
List;
(v)No Access Person or any member of such Access Person's immediate family shall purchase any security in an Initial Public Offering (other than a security issued by the
Company);
(vi)No Access Person or any member of such Access Person’s immediate family shall, without the express prior approval of the CCO, acquire any security in a private placement, and if a private placement security is acquired, such employee must disclose that investment when he/she becomes aware of the Company's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the CCO;
Employee Trading Exceptions
Notwithstanding the prohibitions of the above section titled "Conflicts of Interest," an employee will be permitted to purchase or sell any security, or related security, once the Company's advisory accounts have each received their full allocation of the security purchased or sold. In addition, client activity in a security may occur within one day after an employee transaction is executed where the client transaction is unforeseen at the time of preclearance. This situation may arise when (i) new events trigger changes in the investment strategy regarding

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a security, and/or (ii) unanticipated client cash flows occur. There are no consequences to an employee if any of these situations occur after the employee has received the proper trading approval.
Exempt Transactions
The following transactions are exempt from the pre-clearance, holding period, and reporting provisions of this
Code:
(i)Purchases or sales of securities of an open-end mutual fund, index fund, collective investment trusts (CITs), money market fund or other registered investment company that is not advised or subadvised by the Company;
(ii)Purchases or sales of securities for an account over which an employee has no direct control and does not exercise indirect control (e.g., an account managed on a fully discretionary basis by a third party);
(iii)Involuntary purchases or sales made by an employee;
(iv)Purchases that are part of an automatic dividend reinvestment plan;
(v)Purchases that are part of an automatic investment plan, except that any transactions that override the preset schedule of allocations of the automatic investment plan must be reported in a quarterly transaction report;
(vi)Purchases or sales of U.S. Treasury securities (including purchases directly from the
Treasury or a Federal Reserve Bank) and other direct obligations of the U.S. Government, as well as unsecured obligations of U.S. Government sponsored enterprises;
(vii)Purchases or sales of money market instruments, such as banker’s acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments;
(viii)Purchases or sales of units in a unit investment trust;
(ix)Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights; and
(x)Purchases or sales of futures (except individual stock futures contracts) and commodity contracts.
The following transactions are exempt from the pre-clearance and holding period provisions of this Code;
however, the reporting requirements of this Code shall apply to:
(i)Purchases or sales of open-end mutual funds or CITs advised or subadvised by the
Company (“affiliated funds”);

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(ii)Purchases or sales of closed-end mutual funds, exchange traded funds or notes (ETF/
ETN), and derivatives of such securities, except in the case of single-stock ETFs which are not exempt from the pre-clearance and holding period provisions;
(iii)Purchases or sales of municipal securities.
Pre-Clearance Requirement
(i)Unless an exception is granted by the CCO, each Access Person and each member of their immediate family must pre-clear all Personal Security Transactions by submitting a request through the MyComplianceOffice (“MCO”) system and awaiting approval. A pre-
clearance request to trade in a security, or related security, that is held in a client account or that is being considered for client purchase or sale, must also be accompanied by a fully completed Securities Transaction Pre-Clearance Form, as approved by the CCO or other Compliance Officer. The Securities Transaction Pre-Clearance Forms generally include the signatures of an Approving Officer, the relevant Portfolio Manager, the Portfolio
Implementation Desk and the Trading Desk. The MCO system will include a list of all such securities within a “Restricted List.” The Securities Transaction Pre-Clearance Form can
be found in the Employee Area of the Company’s intranet site.
(ii)All pre-cleared Personal Security Transactions, with the exception of private placements, must take place on the same day that the clearance is obtained. Personal Security
Transactions in foreign markets will be approved for the next trading session in that local market. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion.  Post-approval is not permitted under this Code. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code; and
(iii)In addition to the restrictions contained in the "Conflicts of Interest" section hereof, an
Approving Officer or the CCO may refuse to grant clearance of a Personal Security
Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer or the CCO will consider the following factors in determining whether or not to clear a proposed transaction:
(1)whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security; and
(2)whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the advisory clients of the Company.
The pre-clearance requirement does not apply to Exempt Transactions. In case of doubt, the employee may present a Securities Transaction Pre-clearance Request Form to the CCO for consideration.

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Reporting Requirements
(i)No later than 10 days after becoming an Access Person, each such individual shall provide a listing of all securities Beneficially Owned (an "Initial Holdings Report"). The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The Initial Holdings Report should be completed via MCO and furnished to the CCO, Alternate, or any other person whom the
Company designates, and contain the following information:
(1)The title and type of security, and, as applicable, the exchange ticker symbol or
CUSIP number, the number of shares, and the principal amount of each reportable security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
(2)The name of any broker, dealer or bank with whom the Access Person maintains an account in which any reportable securities were held for the direct or indirect benefit of the Access Person, the account number; and
(3)The date the report is submitted by the Access Person.
(ii)All Access Persons must disclose any outside investment accounts in which they have
Beneficial Ownership (as defined above) where reportable securities may be bought or sold. This disclosure should be done using MCO. Accounts where the only investment options are mutual funds, index funds, and other exempt securities (e.g., 529 Plans,
Health Savings Accounts, certain 401(k) plans) do not need to be disclosed unless affiliated funds and/or other reportable securities are bought and sold.
For all U.S.-based Access Persons, unless otherwise approved by the CCO, securities accounts may only be maintained at the brokerage firms that provide the Company with a direct electronic feed through the MCO system. The list of approved brokerage firms is available on the Company’s intranet site. For accounts held at brokerage firms that do not provide the Company with a direct electronic feed, Access Persons must direct their brokers and/or affiliated mutual fund custodians to supply the CCO on a timely basis with duplicate copies of monthly or quarterly statements for all personal securities accounts as are customarily provided by the firms maintaining such accounts.
Accounts that are managed on a fully discretionary basis by an outside adviser (i.e., the employee has no direct control and does not exercise indirect control) must also be disclosed and may be held at a brokerage firm of the employee’s choosing. Compliance will seek written confirmation from the outside advisor of the managed status of the account.
(iii)Duplicate statements must contain the following information (as applicable):
(1)The date and nature of each transaction (purchase, sale or any other type of acquisition or disposition), if any;

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(2)Title, and as applicable the exchange ticker symbol or CUSIP number (if any), interest rate and maturity date, number of shares and, principal amount of each security and the price at which the transaction was effected;
(3)The name of the broker, dealer or bank with or through whom the transaction was effected; and
(4)The date of issuance of the duplicate statements.
(iv)No later than 30 days after each calendar quarter, all Access Persons shall provide quarterly transaction reports confirming that they have disclosed or reported all Personal
Security Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.
(v)Within forty-five days of the end of each calendar year, all Access Persons shall provide annual holdings reports listing all securities Beneficially Owned (the "Annual Holdings
Report"). The information contained in the Annual Holdings Report shall be current as of a date no more than 45 days prior to the date the report is submitted, and shall include:
(1)The title and type of security, and, as applicable, the exchange ticker symbol or
CUSIP number, the number of shares, and the principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;
(2)The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the
Access Person, the account number; and
(3)The date the report is submitted by the Access Person.
(vi)Any statement or report submitted in accordance with this section may, at the request of the employee submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial
Ownership in any Security to which the report relates.
(vii)All employees shall certify in writing, annually, that they have read and understand this
Code and have complied with the requirements hereof and that they have disclosed or reported all Personal Security Transactions and holdings required to be disclosed or reported pursuant hereto.
(viii)The CCO shall retain records for each employee that shall contain the monthly/quarterly account statements, quarterly and annual reports listed above and all Securities
Transaction Pre-clearance Forms.
(ix)With respect to the receipt of gifts and entertainment, all employees shall promptly report on a form designated by the CCO the nature of such gift or entertainment, the date received, its approximate value, the giver and the giver's relationship to the Company.
Please refer to the Company’s Business Gifts and Entertainment Policy.

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(x)With respect to reports regarding accounting matters, the Company is committed to compliance with applicable securities laws, rules, and regulations, accounting standards and internal accounting controls. Employees are expected to report any complaints or concerns regarding accounting, internal accounting controls and auditing matters
("Accounting Matters") promptly. Reports may be made to the CCO in person, or by calling the Helpline at 1-888-475-8376. Reports may be made anonymously to the Helpline; or
in writing to the CCO at their offices by inter-office or regular mail. All reports will be treated confidentially to the extent reasonably possible. No one will be subject to retaliation because of a good faith report of a complaint or concern regarding Accounting
Matters.
Other Prohibitions
Gifts
No Access Person shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of the Company or any of the advisory accounts of the Company. For purposes hereof, "de minimis value" shall mean a value of less than $100 per calendar year, or such higher amount as may be set forth in FINRA Conduct Rule 3220 from time to time.
Furthermore, all gifts to consultants and other decision-makers for client accounts must be reasonable in value and must be pre-approved by the Managing Principal, Marketing and Client Services and the CCO
before distribution. The Company has adopted a Business Gifts and Entertainment Policy, which is located in the Company’s Compliance Manual.
Political Contributions
No Access Person may make political or charitable contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, no Access Person may consider the Company's current or anticipated business relationships as a factor in soliciting political or charitable contributions.
The Company has adopted a Political Contributions Policy which is located in the Company’s Compliance
Manual.
Outside Business Activities
No executive officer of the Company may serve on the board of directors (or similar governing body) of any corporation or business entity without the prior written approval of the Company's management.
Non-executive employees of the Company may only serve on the board of directors (or similar governing body) of a corporation or business entity with the prior written approval of the CCO in consultation with the Company's management. Prior written approval of the CCO is also required in the following two (2)
additional scenarios:
(1)Advisory Committee positions of any business, government or charitable entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

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(2)Positions on the board of directors, trustees or any advisory committee of a
Company client or any potential client who is actively considering engaging the
Company’s investment advisory services.
Prior to engaging in any outside employment or other business activity (“Outside Business Activity”)
Access Persons must receive written approval from their department supervisor and the CCO (or
Alternate). Outside Business Activity shall be permitted if it is free of any actions that could be considered a conflict of interest. Outside Business Activity must not adversely affect an Access Person's job performance at the Company, and must not result in absenteeism, tardiness or an Access Person's inability to work overtime when requested or required. Access Persons may not engage in Outside
Business Activity that requires or involves using Company time, materials or resources.
Upon hire, all Access Persons shall disclose any Outside Business Activity in which they are engaged.
Furthermore, on an annual basis, Access Persons shall complete a certification for all Outside Business
Activity in which they are engaged.
Outside Business Activities include, but are not limited to, the following: (1) Working for and receiving compensation from another company, organization, or person; (2) Having a control relationship (acting as an officer, director, significant shareholder, partner, or member) in any publicly or privately held company or organization; (3) Owning or controlling 10% or more of the outstanding shares of a publicly-
traded security; (4) Acting as a sole proprietor for a business; (5) Accepting compensation from any other person as a result of any business activity other than a proportionate share of a passive investment; (6)
Receiving consulting fees; (7) Advisory committee positions of any business, government, or charitable entity where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds; and (8) Positions on the board of directors, trustees, or any advisory committee of a PIM client or any potential client who is actively considering engaging PIM’s investment advisory services.
Company Disclosures
It is Company policy to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the SEC and in all other public communications made by the Company.
Employees must complete all Company documents accurately, truthfully, and in a timely manner, including all travel and expense reports. When applicable, documents must be properly authorized. Employees must record the Company's financial activities in compliance with all applicable laws and accounting practices. The making of false or misleading entries, records or documentation is strictly prohibited. Employees must never create a false or misleading report or make a payment or establish an account on behalf of the Company with the understanding that any part of the payment or account is to be used for a purpose other than as described by the supporting documents.

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Review
All pre-clearance requests, statements and reports of Personal Security Transactions and completed portfolio transactions of each of the Company’s advisory clients shall be compared by or under the supervision of the
CCO to determine whether a possible violation of this Code and/or other applicable trading procedures may have occurred. Before making any final determination that a violation has been committed by any person, the CCO shall give such person an opportunity to supply additional explanatory information.
If the CCO or Alternate determines that a material violation of this Code has or may have occurred, he or she shall, following consultation with counsel to the Company if needed, submit a written determination and any additional explanatory material provided by the individual to the Company's management and/or the Executive
Committee, as necessary.
No person shall review his or her own report. If a Personal Security Transaction of the CCO or the CCO's spouse is under consideration, an Alternate shall act in all respects in the manner prescribed herein for the CCO.
Reporting Violations
Any violations of this Code including violations of applicable federal securities laws, whether actual, known, apparent or suspected, should be reported promptly to the CCO or to any other person the Company may designate (as long as the CCO periodically receives reports of all violations). It is imperative that reporting persons not conduct their own preliminary investigations. Investigations of alleged violations may involve complex legal issues, and an employee acting on his own may compromise the integrity of an investigation and adversely affect both employees and the Company.
Any reports of violations will be treated confidentially to the extent permitted by law and reasonably possible and investigated promptly and appropriately. Any such reports may also be submitted anonymously. Employees are encouraged to consult the CCO with respect to any transaction that may violate this Code and to refrain from any action or transaction that might lead to the appearance of a violation. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.
The Company has a 24-hour Helpline, 1-888-475-8376, which employees can use to report violations of the
Company's policies or to seek guidance on those policies. Employees may report suspected violations to or ask questions of the Helpline anonymously; however, providing such employee's name may expedite the time it takes the Company to respond to such employee's call, and it also allows the Company to contact an employee if necessary during any investigation. Either way, the Company should treat the information that employees provide as confidential.
Background Checks
Employees are required to promptly report any criminal, regulatory or governmental investigations or convictions to which they become subject. Each employee is required to promptly complete and return any background questionnaires that the Company's Compliance department may circulate.

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Sanctions
The Company intends to use every reasonable effort to prevent the occurrence of conduct not in compliance with this Code and to halt any such conduct that may occur as soon as reasonably possible after its discovery.
Any violation of this Code shall be subject to the imposition of such sanctions by the CCO as may be deemed appropriate under the circumstances to achieve the purposes of the Rules and this Code, and may include suspension or termination of employment or of trading privileges, the rescission of trades, a written censure, imposition of fines or of restrictions on the number or type of providers of personal accounts; and/or requiring equitable restitution.
Required Records
Required Records (as listed in this section) must be kept in an easily accessible place. In addition, no records should be selectively destroyed, and all records must be retained if they are connected with any litigation/
government investigation. The CCO shall maintain and cause to be maintained in an easily accessible place, the following records:
(a)A copy of any Code that has been in effect at any time during the past five years;
(b)A record of any violation of this Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
(c)A copy of each report made by the CCO within two years from the end of the fiscal year of the
Company in which such report or interpretation is made or issued (and for an additional three years in a place that need not be easily accessible);
(d)A list of the names of persons who are currently, or within the past five years were, employees;
(e)A record of all written acknowledgements of receipt of this Code for each person who is currently, or within the past five years was, subject to this Code;
(f)Holdings and transactions reports made pursuant to this Code, including any brokerage account statements made in lieu of these reports;
(g)All pre-clearance forms shall be maintained for at least five years after the end of the fiscal year in which the approval was granted;
(h)A record of any decision approving the acquisition of securities by employees in private placements for at least five years after the end of the fiscal year in which approval was granted;
(i)Any exceptions reports prepared by Approving Officers or the Compliance Officer;
(j)A record of persons responsible for reviewing employees' reports currently or during the last five years; and

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(k)A copy of reports required to be provided to a board of directors/trustees of a registered investment company client regarding this Code.
The required records shall be maintained in the Company's New York offices.
Record Retention
In the course of its business, the Company produces and receives large numbers of records. Numerous laws require the retention of certain Company records for various periods of time. The Company is committed to compliance with all applicable laws and regulations relating to the preservation of records. The Company's policy is to identify, maintain, safeguard and destroy or retain all records in the Company's possession on a systematic and regular basis. Under no circumstances are Company records to be destroyed selectively or to be maintained outside Company premises or designated storage facilities, except in those instances where
Company records may be temporarily brought home by employees working from home in accordance with approvals from their supervisors or applicable policies about working from home or other remote locations.
If employees learn of a subpoena or a pending or contemplated litigation or government investigation, employees should immediately contact the General Counsel. Employees must retain and preserve ALL records that may be responsive to the subpoena or relevant to the litigation or that may pertain to the investigation until employees are advised by the Legal department as to how to proceed. Employees must also affirmatively preserve from destruction all relevant records that without intervention would automatically be destroyed or erased (such as e-
mails and voicemail messages). Destruction of such records, even if inadvertent, could seriously prejudice the
Company. If employees have any questions regarding whether a particular record pertains to a pending or contemplated investigation or litigation or may be responsive to a subpoena or regarding how to preserve particular types of records, employees should preserve the records in question and ask the Legal department for advice.
Waivers of this Code
Waivers of the Code may be made by the CCO, in consultation with Company management, and/or the Executive
Committee, as deemed necessary.
Corporate Opportunities
Employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.
If employees learn of a business or investment opportunity through the use of corporate property or information or an employee's position at the Company, such as from a competitor or actual or potential client, supplier or business associate of the Company, employees may not participate in the opportunity or make the investment without the prior written approval of the CCO. Such an opportunity should be considered an investment opportunity for the Company in the first instance. Employees may not use corporate property or information or an employee's position at the Company for improper personal gain, and employees may not compete with the
Company.
Protection and Proper Use of Company Assets
We each have a duty to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. We should take measures to prevent damage to and

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theft or misuse of Company property. When employees leave the Company, all Company property must be returned to the Company. Except as specifically authorized, Company assets, including Company time, equipment, materials, resources and proprietary information, must be used for business purposes only.
Client Information
Current federal regulations are designed to protect the privacy of customers of financial institutions and financial services providers. In this regard, the Company has adopted privacy policies (the "Privacy Policies") by which each employee of the Company must agree to abide. The CCO will ensure that each employee of the Company acknowledges their adherence to the Privacy Policies. A copy of the Privacy Policies is found in the Company’s
Compliance Manual. The Company will keep a copy of the Privacy Policies and will make them available upon request.
Portfolio Company Information
Certain limitations on trading and other activities may result from employees of the Company receiving access to material, nonpublic information regarding the plans, earnings, operations or financial condition of issuers
("Portfolio Companies"). If, in employee conversations, meetings or written communications with Portfolio
Company management, employees are told (or have reason to believe) that the information employees have received is not public, employees should notify the CCO immediately. If employees are forewarned that the information employees are about to receive is confidential/not public, employees should ask the person not to disclose the information to employees until employees have a chance to check with the Compliance department.
The Company’s Insider Trading Policy more fully discusses material, nonpublic information.
Company Information
Unless employees are doing so in connection with Company duties and responsibilities, employees should not discuss specific details about the Company’s business with unauthorized persons, including family members.
Even when representing the Company, employees need to be careful about disclosing certain information.
Engaging in discussions with outside parties (who are not custodians and brokers or dealers implementing such strategies and transactions for us) about specific strategies or transactions in Portfolio Companies that the
Company is or is considering implementing for clients may present a conflict of interest for the Company and may even subject the recipient of such information to this Code (including its personal trading policies). It is very important to remember this when having discussions with personal friends, social acquaintances and former business associates or colleagues who are active investment management professionals (e.g., hedge fund managers, other investment advisers). It is equally important to remember this when employees are discussing the Company’s business or clients with colleagues in public places (e.g., elevators, lunch lines). Employees should be particularly careful not to use actual company or client names in any public settings.
Information that is proprietary to the Company should not be shared with others. With regard to what might constitute material that is proprietary and/or should not be shared, employees may use a simple guideline that if we paid for it or if we created it, it is likely proprietary and should not be shared. For example, the Company's proprietary stock analysis software should not be shared with others.

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INSIDER TRADING
Various federal and state securities laws and the Investment Advisers Act of 1940 (Section 204A) require every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser's business, to prevent the misuse of material, nonpublic information in violation of the Investment Advisers Act of 1940 or other securities laws by the investment adviser or any person associated with the investment adviser.
The CCO has the primary responsibility for the implementation and monitoring of the Company's Insider Trading
Policy, practices, disclosures and recordkeeping. The Company’s Insider Trading Policy is designed to detect and prevent illegal insider trading. The Insider Trading Policy covers: (i) the Company, (ii) all persons controlled by, controlling or under common control with the Company (iii) consultants, subtenants, office occupants or other persons who are deemed to be Access Persons under this Code; and (iv) each and every employee, officer, director, general partner and member of the Company and any person described in clause (ii) (all persons described in this paragraph are referred to collectively as the "Covered Persons"). The Insider Trading Policy
extends to activities both within and outside each Covered Person’s relationship with the Company. The CCO will ensure that each employee of the Company acknowledges their adherence to the Insider Trading Policy.
The Company will keep a copy of the Insider Trading Policy and will make it available upon request.
FAIR DEALING
The Company depends on its reputation for quality, service and integrity. The way we deal with our clients, competitors and suppliers molds our reputation, builds long-term trust and ultimately determines our success.
Employees should endeavor to deal fairly with the Company's clients, suppliers, competitors and other employees. We must never take unfair advantage of others through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.
Antitrust Laws
While the Company competes vigorously in all of its business activities, its efforts in the marketplace must be conducted in accordance with all applicable antitrust and competition laws. While it is impossible to describe antitrust and competition laws fully in any code of business conduct, this Code gives an overview of the types of conduct that are particularly likely to raise antitrust concerns. If employees are or become engaged in activities similar to those identified in this Code, employees should consult the Compliance department for further guidance.
Conspiracies and Collaborations Among Competitors
One of the primary goals of the antitrust laws is to promote and preserve each competitor's independence when making decisions on price, output, and other competitively sensitive factors. Some of the most serious antitrust offenses are agreements between competitors that limit independent judgment and restrain trade, such as agreements to fix prices, restrict output or control the quality of products, or to divide a market for clients, territories, products or purchases. Employees should not agree with any competitor on any of these topics, as these agreements are virtually always unlawful. (In other words, no excuse will absolve employees or the
Company of liability.)

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Unlawful agreements need not take the form of a written contract or even express commitments or mutual assurances. Courts can -- and do -- infer agreements based on "loose talk," informal discussions, or the mere exchange between competitors of information from which pricing or other collusion could result. Any communication with a competitor's representative, no matter how innocuous it may seem at the time, may later be subject to legal scrutiny and form the basis for accusations of improper or illegal conduct. Employees should take care to avoid involving themselves in situations from which an unlawful agreement could be inferred.
By bringing competitors together, trade associations and standard-setting organizations may raise antitrust concerns, even though such groups serve many legitimate goals. The exchange of sensitive information with competitors regarding topics such as prices, profit margins, output levels, or billing or advertising practices may potentially violate antitrust and competition laws, as may creating a standard with the purpose and effect of harming competition. Employees must notify the Compliance department before joining any trade associations or standard-setting organizations. Further, if employees are attending a meeting at which potentially competitively sensitive topics are discussed without oversight by an antitrust lawyer, employees should object, leave the meeting, and notify the Compliance department immediately.
Joint ventures with competitors are not illegal under applicable antitrust and competition laws. However, like trade associations, joint ventures present potential antitrust concerns. The Compliance department should therefore be consulted before negotiating or entering into such a venture.
Distribution Issues
Relationships with clients and suppliers may also be subject to a number of antitrust prohibitions if these relationships harm competition. For example, it may be illegal for a company to affect competition by agreeing with a supplier to limit that supplier's sales to any of the Company's competitors. Collective refusals to deal with a competitor, supplier or client may be unlawful as well. While the Company generally is allowed to decide independently that it does not wish to buy from or sell to a particular person, when such a decision is reached jointly with others, it may be unlawful, regardless of whether it seems commercially reasonable.
Other activities that may raise antitrust concerns are:
(i)discriminating in terms and services offered to clients, where the Company treats one client or group of clients differently than another;
(ii)exclusive dealing agreements, where the Company requires a client to buy only from a particular supplier, or the supplier to sell only to the Company or the client;
(iii)tying arrangements, where a client or supplier is required, as a condition of purchasing or selling one product or service, also to purchase or sell a second, distinct product or service;
(iv)"bundled discounts," in which discount or rebate programs link the level of discounts available on one product or service to purchases of separate but related products or services; and
(v)"predatory pricing," where the Company offers a discount that results in the sales price of a product or service being below the product’s or service's cost (the definition of cost varies

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depending on the court), with the intention of sustaining that price long enough to drive competitors out of the market.
Because these activities are prohibited under many circumstances, employees should consult the Compliance department before implementing any of them.
Penalties
Failure to comply with the antitrust laws could result in jail terms for individuals and large criminal fines and other monetary penalties for both the Company and individuals. In addition, private parties may bring civil suits to recover three times their actual damages, plus attorney's fees and court costs.
The antitrust laws are extremely complex. Because antitrust lawsuits can be very costly (even when a company has not violated the antitrust laws and is cleared in the end), it is important to consult with the Compliance department before engaging in any conduct that even appears to create the basis for an allegation of wrongdoing.
It is far easier to structure employee conduct to avoid erroneous impressions than to explain their conduct in the future when an antitrust investigation or action is in progress. For that reason, when in doubt, consult the
Compliance department with any concerns.
Gathering Information About the Company's Competitors
It is entirely proper for us to gather information about our marketplace, including information about our competitors and their products and services. However, there are limits to the ways that information should be acquired and used, especially information about competitors. In gathering competitive information, employees should abide by the following guidelines:
1.We may gather information about our competitors from sources such as published articles, advertisements, brochures, other non-proprietary materials, surveys by consultants and conversations with our clients, as long as those conversations are not likely to suggest that we are attempting to (a) conspire with our competitors, using the client as a messenger, or (b) gather information in breach of a client's nondisclosure agreement with a competitor or through other wrongful means. Employees should be able to identify the source of any information about competitors.
2.We must never attempt to acquire a competitor's trade secrets or other proprietary information through unlawful means, such as theft, spying, bribery or breach of a competitor's nondisclosure agreement.
3.If there is any indication that information that employees obtain was not lawfully received by the party in possession, employees should refuse to accept it. If employees receive any competitive information anonymously or that is marked confidential, employees should not review it and should contact the Compliance department immediately.
The improper gathering or use of competitive information could subject employees and the Company to criminal and civil liability. When in doubt as to whether a source of information is proper, employees should contact the
Compliance department.

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RESPONSIBILITY TO OUR PEOPLE
Equal Employment Opportunity
It is the policy of the Company to ensure equal employment opportunity without discrimination or harassment on the basis of race, color, national origin, religion, age, sexual orientation, gender, marital status, disability or any other characteristic protected by applicable federal, state, or local law. Our employment practices and decisions adhere to the principles of non-discrimination and equal employment opportunity. All personnel involved in hiring, promotion, transfers, compensation, benefits, termination and all other terms and conditions of employment are made aware of their responsibilities in support of these corporate goals.
Non-Discrimination Policy
The Company is committed to a work environment in which all individuals are treated with respect and dignity.
Each employee has the right to work in a professional atmosphere that promotes equal employment opportunities and prohibits discriminatory practices, including harassment. Therefore, the Company expects that all relationships among persons in the office will be free of bias, prejudice and harassment.
Anti-Harassment Policy
The Company is committed to maintaining a work environment that is free of discrimination. In keeping with this commitment, we will not tolerate unlawful harassment of our employees by anyone, including any supervisor, co-worker or third party. Harassment consists of unwelcome conduct, whether verbal, physical or visual, that is based on a person’s race, color, national origin, religion, age, sexual orientation, gender, marital status, disability or other protected characteristic, that (1) has the purpose or effect of creating an intimidating, hostile or offensive work environment; (2) has the purpose or effect of unreasonably interfering with an individual’s work performance; or (3) otherwise adversely affects an individual’s employment opportunities. Harassment will not be tolerated.
Harassment may include derogatory remarks, epithets, offensive jokes, intimidating or hostile acts, the display of offensive printed, visual or electronic material, or offensive physical actions. Sexual harassment deserves special mention. Unwelcome sexual advances, requests for sexual favors, or other physical, verbal or visual conduct based on sex constitutes harassment when (1) submission to the conduct is required as a term or condition of employment or is the basis for employment action, or (2) the conduct unreasonably interferes with an individual’s work performance or creates an intimidating, hostile or offensive workplace. Sexual harassment may include propositions, innuendo, suggestive comments or unwelcome physical contact.
Individuals and Conduct Covered
These policies apply to all applicants and employees, and prohibit harassment, discrimination and retaliation whether engaged in by fellow employees, by a supervisor or manager or by someone not directly connected to the Company (e.g., an outside vendor, consultant or client).
Conduct prohibited by these policies is unacceptable in the workplace and in any work-related setting outside the workplace, such as during business trips, business meetings and business-related social events.

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Retaliation
The Company prohibits retaliation against any individual who reports discrimination or harassment or participates in an investigation of such reports. Retaliation against an employee for reporting discrimination or harassment or for participating in an investigation of a claim of harassment or discrimination is a serious violation of this policy and, like harassment or discrimination itself, will be subject to disciplinary action.
Reporting an Incident of Harassment, Discrimination or Retaliation
The Company strongly urges the timely reporting of all incidents of harassment, discrimination or retaliation regardless of the offender’s identity or position. Individuals should file their complaints with their immediate supervisor, the Chief Legal Officer, the Chief Human Resources Officer, or any member of senior management before the conduct becomes severe or pervasive. Individuals should not feel obligated to file their complaints with their immediate supervisor first before bringing the matter to the attention of one of the other designated representatives identified above. To the fullest extent practicable, the Company will maintain the confidentiality of those involved, consistent with the need to investigate alleged harassment and take appropriate action.
Misconduct constituting harassment, discrimination or retaliation will be dealt with promptly and appropriately.
Each supervisor and manager is responsible for enforcing these policies against unlawful discrimination, harassment and retaliation, and maintaining a work environment free from sexual and other unlawful discrimination, harassment and retaliation. This includes understanding these policies; reporting any complaint of unlawful discrimination, harassment or retaliation received from an employee to the appropriate Company representative; cooperating with investigations into reported allegations, and taking the necessary and appropriate action where such allegations are substantiated.
Employees who have experienced conduct they believe is contrary to this policy have an obligation to take advantage of this complaint procedure.
Leave Policies
The Company provides leaves of absences in accordance with applicable federal, state and local law. The
Company’s leave policies are outlined in the US Employee Handbook.
Safety in the Workplace
The safety and security of employees is of primary importance. Employees are responsible for maintaining our facilities free from recognized hazards and obeying all Company safety rules. Working conditions should be maintained in a clean and orderly state to encourage efficient operations and promote good safety practices.
Weapons and Workplace Violence
No employee may bring firearms, explosives, incendiary devices or any other weapons into the workplace or any work-related setting, regardless of whether or not employees are licensed to carry such weapons. Similarly, the
Company will not tolerate any level of violence in the workplace or in any work-related setting. Violations of this policy must be referred to an employee's supervisor, the Chief Human Resources Officer and the CCO

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immediately. Threats or assaults that require immediate attention should be reported to the police by calling
911.
Drugs and Alcohol
The Company intends to maintain a drug-free work environment. Except at approved Company functions, employees may not use, possess or be under the influence of alcohol on Company premises.
Employees cannot use, sell, attempt to use or sell, purchase, possess or be under the influence of any illegal drug on Company premises or while performing Company business on or off the premises.
INTERACTING WITH GOVERNMENT
Prohibition on Gifts to Government Officials and Employees
The various branches and levels of government have different laws restricting gifts, including meals, entertainment, transportation and lodging, which may be provided to government officials and government employees. Employees are prohibited from providing gifts, meals or anything of value to government officials or employees or members of their families without prior written approval from the CCO.
Political Contributions and Activities
Laws of certain jurisdictions prohibit the use of Company funds, assets, services, or facilities on behalf of a political party or candidate. Payments of corporate funds to any political party, candidate or campaign may be made only if permitted under applicable law and approved in writing and in advance by the CCO.
This policy does not prohibit the Company from establishing and maintaining political action committees
(“PACs”), such as a Company PAC, which are permitted under applicable law, nor does this policy prohibit the
Company's eligible employees from giving to such PACs. Employee participation in any of these activities is strictly voluntary and employees have the right to refuse to contribute without reprisal.
Employees' work time may be considered the equivalent of a contribution by the Company. Therefore, employees will not be paid by the Company for any time spent running for public office, serving as an elected official, or campaigning for a political candidate. The Company will not compensate or reimburse employees, in any form, for a political contribution that employees intend to make or have made.
Lobbying Activities
Laws of some jurisdictions require registration and reporting by anyone who engages in a lobbying activity.
Generally, lobbying includes: (1) communicating with any member or employee of a legislative branch of government for the purpose of influencing legislation; (2) communicating with certain government officials for the purpose of influencing government action; or (3) engaging in research or other activities to support or prepare for such communication.
So that the Company may comply with lobbying laws, employees must notify the Compliance department before engaging in any activity on behalf of the Company that might be considered "lobbying" as described above.

Compliance Manual

24

Version 2.2

CODE OF BUSINESS CONDUCT AND ETHICS

Bribery of Foreign Officials
Company policy, the U.S. Foreign Corrupt Practices Act (the "FCPA"), and the laws of many other countries prohibit the Company and its officers, employees and agents from giving or offering to give money or anything of value to a foreign official, a foreign political party, a party official or a candidate for political office in order to influence official acts or decisions of that person or entity, to obtain or retain business, or to secure any improper advantage. A foreign official is an officer or employee of a government or any department, agency, or instrumentality thereof, or of certain international agencies, such as the World Bank or the United Nations, or any person acting in an official capacity on behalf of one of those entities. Officials of government-owned corporations are considered to be foreign officials.
Payments need not be in cash to be illegal. The FCPA prohibits giving or offering to give "anything of value."
Over the years, many non-cash items have been the basis of bribery prosecutions, including travel expenses, golf outings, automobiles, and loans with favorable interest rates or repayment terms. Indirect payments made through agents, contractors, or other third parties are also prohibited. Employees may not avoid liability by
"turning a blind eye" when circumstances indicate a potential violation of the FCPA.
The FCPA does allow for certain permissible payments to foreign officials. Specifically, the law permits
"facilitating" payments, which are payments of small value to effect routine government actions such as obtaining permits, licenses, visas, mail, utilities hook-ups and the like. However, determining what is a permissible
"facilitating" payment involves difficult legal judgments. Therefore, employees must obtain permission from the
Compliance department before making any payment or gift thought to be exempt from the FCPA.
Amendments and Modifications
The CCO will periodically review the adequacy of this Code and the effectiveness of its implementation and shall make amendments or modifications as necessary. All material amendments and modifications shall be subject to the final approval of the Company's management and/or the Executive Committee, as necessary.
Form ADV Disclosure
In connection with making amendments to this Code, the CCO will review and update disclosure relating to this
Code set forth in the Company's Form ADV, Part 2A.
Employee Certification
Ultimate responsibility to ensure that we as a Company comply with the many laws, regulations and ethical standards affecting our business rests with each of us. Employees must become familiar with and conduct themselves strictly in compliance with those laws, regulations and standards and the Company's policies and guidelines pertaining to them. By completing the annual acknowledgment form, employees acknowledge that they have received and read the terms of this Code. Employees also certify that they recognize and understand the responsibilities and obligations incurred by them as a result of being subject to this Code and they hereby agree to abide by the terms hereof.